Exhibit 10




                                    AGREEMENT


         THIS  AGREEMENT  ("Agreement")  is made as of the 30th day of December,
1997,  by  and  among  Milan  A.  Sawdei  (the  "Executive"),   BERGEN  BRUNSWIG
CORPORATION (the "Company") and CARDINAL HEALTH, INC. ("Cardinal").


                                    RECITALS

         A. The Executive is an officer of the Company. As such, the Executive previously entered into an employment agreement (the "Employment Agreement") and a severance agreement (the "Severance Agreement") with the Company.

         B. The Executive has received one or more loans under the Company's Executive Loan Program (the "Loans").

         C. At the time that the Company and Cardinal entered into their pending Agreement and Plan of Merger, dated as of August 23, 1997 (the "Merger Agreement"), the parties hereto entered into a supplemental agreement, dated as of August 23, 1997 (the "Supplemental Agreement"), which, among other things, amended the Employment Agreement and terminated the Severance Agreement, subject to reinstatement of the Employment Agreement and Severance Agreement and termination of substantially all of the provisions of the Supplemental Agreement in the event of the termination of the Merger Agreement.

         D. The Supplemental Agreement provides for the automatic forgiveness of all Loans as of December 31, 1997, regardless of whether the Merger Agreement is terminated.

         E. The Executive is one of several executives who executed agreements substantially similar to the Supplemental Agreement as of August 23, 1997. The Company and Cardinal are currently negotiating agreements (the "Tier II Supplemental Agreements") with four other officers of the Company (the "Tier II Executives"). The Company and Cardinal are currently considering inserting provisions in the Tier II Supplemental Agreements which constitute enhancements for the Tier II Executives as compared with the provisions in the Supplemental Agreement (the" Enhancements").

         F. The Company desires to eliminate Section 8 of the Supplemental Agreement, which Section provides for the automatic forgiveness of the Loans on December 31, 1997. The Executive is willing to waive the Executive's rights under Section 8 of the Supplemental Agreement and permit the elimination of such
Section 8, provided that the Company and Cardinal provide the assurances set forth in Section 2 hereof.


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


         NOW THEREFORE, in consideration of the mutual covenants set forth herein and in Order to induce the Company to provide to the Executive the enhancements to be offered to the Tier II Executives, the parties hereto hereby agree as follows:

         1. The  Executive  hereby  waives all of the  Executive's  rights under
Section 8 of the Supplemental Agreement, which provision is hereby deemed eliminated from the Supplemental Agreement. As a result, the Loans will not be forgiven as of December 31, 1997. Such waiver shall apply regardless of whether the Executive agrees to execute the amendment described in Section 2 hereof. In the event that the Executive does not agree to execute the amendment described in Section 2 hereof, the Company and Cardinal will offer to the Executive the opportunity to execute an alternative amendment to the Executive's Supplemental Agreement which will provide the assurance described in clause (ii) of Section 2 hereof.

         2. The Company and Cardinal will offer to the Executive the opportunity to enter into an amendment to the Executive's Supplemental Agreement, which amendment will, among other things, (i) provide to the Executive substantially the same Enhancements (subject to substantially the same conditions) as shall be made generally available to the Tier II Executives in the Tier II Supplemental Agreements and (ii) assure the Executive that the Loans will be forgiven (a) on the third anniversary of the date on which the Merger Agreement is terminated, if the Executive remains employed by the Company through that date, or on the third anniversary of the date on which the merger described in the Merger Agreement is consummated, if the Executive remains employed by the Company through that date, or (b) if the Executive's employment or Employment Agreement is terminated prior to either of such third year anniversary dates (and then on such date of termination), (1) as a result of the Executive's death, (2) as a result of the Executive's disability (in accordance with Section 6(b) of the Employment Agreement as amended by the Supplemental Agreement),(3) by the Company without "Cause" (as defined in Section 6(d) of the Employment Agreement as amended by the Supplemental Agreement) or (4) by the Executive for "Good Reason" (as defined in Section 6(e) of the Employment Agreement as amended by the Supplemental Agreement).


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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                    "The Company"

                                    BERGEN BRUNSWIG CORPORATION,
                                    a New Jersey corporation


                                    By: /s/  William J. Elliott
                                       -----------------------------------------

                                    Its:     Executive Vice President
                                       -----------------------------------------


                                    "The Executive"


                                        /s/  Milan A. Sawdei
                                       -----------------------------------------


                                    "Cardinal"

                                    CARDINAL HEALTH, INC., an Ohio corporation


                                    By: /s/  George H. Bennett
                                       -----------------------------------------

                                    Its:     Executive Vice President
                                       -----------------------------------------





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

                                   SCHEDULE 10
                                   -----------

      The Company has entered into waiver agreements, a form of which is set forth as Exhibit 10, with eight senior management employees - Linda M. Burkett, Charles J. Carpenter, Neil F. Dimick, William J. Elliot, Brent R. Martini, Donald R. Roden, Milan A. Sawdei and Carol E. Scherman. The waiver agreement contains a waiver of the provision in each such employee's Supplemental Agreement (Exhibit 10(n) of the Company's Annual Report on Form 10-K for the year ended September 30, 1997) which, in the absence of such waiver, would have resulted in the automatic forgiveness of certain loans as of December 31, 1997.


























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